Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report on Form 10-Q for the period ended June 30, 2026 of Medalist Diversified, Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Francis P. Kavanaugh, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 13, 2026	/s/ Francis P. Kavanaugh
Date	Francis P. Kavanaugh
Chief Executive Officer and President
(principal executive officer)

This written report is being furnished to the Securities and Exchange Commission as an exhibit to the Report. A signed original of this written statement required by Section 906 has been provided to Medalist Diversified, Inc. and will be retained by Medalist Diversified, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.